EXHIBIT 99.1

First Data Reports First Quarter 2015 Financial Results

Q1 consolidated revenue of $2.7 billion, up 2% YoY; adjusted revenue of $1.7 billion, up 2% or up 5% excluding currency impacts

Q1 adjusted EBITDA of $563 million, down 8% or down 6% excluding currency impacts, primarily driven by growth-related investments

Q1 net loss of $112 million improved by $89 million, or 44%; adjusted net income of $40 million improved by $49 million

Implementing strategic expense management initiative to generate annualized savings of $200 million

ATLANTA, MAY 4, 2015 - First Data Corporation today reported financial results for the first quarter ended March 31, 2015. Consolidated revenue for the first quarter was $2.7 billion, up 2% versus the prior year period. Adjusted revenue, modified for items such as the exclusion of pass-through debit network fees and postage, was up 2% versus the prior year period to $1.7 billion or 5% excluding currency impacts, compared to 4% for full year 2014.

Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $563 million, down 8% versus the prior year period or down 6% excluding currency impacts, as revenue growth was offset by increased expenses as a result of continued growth-related investments and the non-recurrence of $17 million of expense credits in the prior year period. EBITDA margin for the quarter was 34%, down 3 percentage points versus the prior year period.

“Our first quarter reflected good business momentum and validated our strategy," said Chairman and CEO Frank Bisignano. “We continue to invest aggressively in key areas of our business such as distribution and new products, and are beginning to see the revenue growth associated with those investments.”

First Data also announced a strategic expense management initiative to optimize its annualized expense base by $200 million by mid-2016. Anticipated restructuring costs will be $75 million, mainly cash, and will be recognized beginning in the second quarter of 2015. The company will continue to invest in strategic growth initiatives across all segments.

For the first quarter, the net loss attributable to First Data was $112 million, a 44% improvement from the $201 million loss in the prior year period. Driving the year over year improvement were reductions in interest expense and income taxes as well as an increase in other income. The quarter over quarter change from net income to net loss was largely driven by the seasonal variance in revenue.

Adjusted net income, which modifies net income for items such as the amortization of acquisition intangibles, stock-based compensation, restructuring costs, and other items was $40 million, up $49 million versus the prior year period.

For the first quarter, the company had a net use of $102 million in cash flow from operations after $561 million in cash interest payments. The company finished the quarter with $687 million in unrestricted liquidity.

Segment Results

Merchant Solutions segment revenue for the first quarter was $888 million, up 4% versus the prior year period, adversely impacted by one percentage point (or $13 million) due to the sale of Electronic Funds Source (EFS). Merchant acquiring revenue increased 6% versus the prior year period due to transaction growth and revenue from our merchant suite of solutions. Product revenue declined 3% versus the prior year period, adversely impacted by 6 percentage points due to the sale of EFS; strength in equipment revenue was partially offset by the continued decline in check processing. Segment EBITDA was $368 million, roughly flat versus the prior year period, primarily due to investments in distribution and innovation and adversely impacted by $6 million due to the EFS sale. EBITDA margin for the first quarter was 41%, down 2 percentage points versus the prior year period.

Financial Services segment revenue for the first quarter was $372 million, up 7% versus the prior year period, driven by the continued benefit from new business wins, growth in existing portfolios and network revenue. Segment EBITDA was $180 million, up 4% versus the prior year period. EBITDA margin for the first quarter was 48%, down 2 percentage points versus the prior year period due to investments.

International segment revenue for the first quarter was $398 million, down 5% versus the prior year period. On a constant currency basis, revenue was up 7% versus the prior year period. On a constant currency basis, merchant acquiring revenue was up 11% due to volume growth and issuing revenue was up 3%. Segment EBITDA was $97 million, down 24% versus the prior year period and down 16% on a constant currency basis due to increased investments, most notably in Brazil. EBITDA margin for the first quarter was 24%, down 6 percentage points versus the prior year period. The prior year period was impacted favorably by expense credits which positively impacted prior year period margin by 4 percentage points and EBITDA by $17 million.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company's reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the "Investor Relations" section of the company's website at investor.firstdata.com.

Investor Conference Call

The company will host a live conference call and webcast with a question and answer session on Monday, May 4, 2015, at 5 p.m. EDT to review the first quarter 2015 financial results.

To listen to the call, dial (800) 708-4540 (U.S.) or (847) 619-6397 (outside the U.S.); passcode 39273201, at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation to accompany the call will also be available on the website.

A replay of the call will be available through May 19, 2015, at (888) 843-7419 (U.S.) or (630) 652-3042 (outside the U.S.); passcode 39273201 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data is the global leader in payment technology and services solutions. With 23,000 owner-associates and operations in 34 countries, the company provides secure and innovative payment technology and services to more than six million merchants and financial institutions around the world, from small businesses to the world’s largest corporations. Today, businesses around the world trust First Data to secure and process over 2,000 financial transactions per second. First Data’s unparalleled infrastructure and partnerships go “beyond the transaction” with next-generation point-of-sale technology fueled by powerful analytics to detect fraud, gain insights into consumer spending, and strengthen customer loyalty. All day, every day, First Data helps its clients thrive in the evolving world of commerce.

Contact

Glenn Fodor, CFA Investor Relations First Data 212-515-0278 investor@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2015	2014	% Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$975	$942	4%
Check services	59	66	-11%
Card services	447	437	2%
Other services	124	116	7%
Product sales and other	217	204	6%
Total revenues (excluding reimbursable items)	1,822	1,765	3%
Reimbursable debit network fees, postage and other	873	875	—%
Total revenues	2,695	2,640	2%

Expenses:
Cost of services (exclusive of items shown below)	734	646	14%
Cost of products sold	77	80	-4%
Selling, general and administrative	499	486	3%
Depreciation and amortization	251	265	-5%
Other operating expenses:
Restructuring, net	1	3	-67%
Total expenses (excluding reimbursable items)	1,562	1,480	6%
Reimbursable debit network fees, postage and other	873	875	—%
Total expenses	2,435	2,355	3%
Operating profit	260	285	-9%

Interest income	1	3	-67%
Interest expense	(407)	(467)	-13%
Other income (b)	35	1	NM
	(371)	(463)	-20%

Loss before income taxes and equity earnings in affiliates	(111)	(178)	-38%

Income tax expense	3	37	-92%
Equity earnings in affiliates (a)	51	50	2%
Net loss	(63)	(165)	-62%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	49	36	36%
Net loss attributable to First Data Corporation	$(112)	$(201)	-44%

(See accompanying notes)

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2015	2014	% Change
Segment Revenues (c):
Merchant Solutions	$888	$856	4%
Financial Services	372	349	7%
International	398	421	-5%
Subtotal segment revenues	1,658	1,626	2%
All Other and Corporate	35	32	9%
Adjustments to reconcile to Adjusted revenues:
Official check and money order revenues (d)	—	(1)	NM
Eliminations of intersegment revenues	(15)	(16)	-6%
Adjusted revenues	1,678	1,641	2%
Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	20	1	NM
Official check and money order revenues (d)	—	1	NM
Independent Sales Organization (ISO) commission expense (g)	124	122	2%
Reimbursable debit network fees, postage and other	873	875	—%
Consolidated revenues	$2,695	$2,640	2%

Segment EBITDA (h):
Merchant Solutions	$368	$370	-1%
Financial Services	180	173	4%
International	97	128	-24%
Subtotal segment EBITDA	645	671	-4%
All Other and Corporate	(82)	(57)	44%
Adjusted EBITDA	563	614	-8%
Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	7	2	250%
Depreciation and amortization	(251)	(265)	-5%
Interest expense	(407)	(467)	-13%
Interest income	1	3	-67%
Other items (i)	(5)	(7)	-29%
Income tax expense	(3)	(37)	-92%
Stock based compensation	(7)	(29)	-76%
Official check and money order EBITDA (d)	—	1	NM
Costs of alliance conversions (j)	(3)	(7)	-57%
Kohlberg Kravis Roberts & Co. (KKR) related items (k)	(6)	(6)	—%
Debt issuance costs (l)	(1)	(3)	-67%
Net loss attributable to First Data Corporation	$(112)	$(201)	-44%

Segment depreciation and amortization (a):
Merchant Solutions	$93	$108	-14%
Financial Services	80	80	—%
International	56	63	-11%
Subtotal segment depreciation and amortization	229	251	-9%
All Other and Corporate	16	11	45%
Total segment depreciation and amortization	245	262	-6%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	21	19	11%
Amortization of initial payments for new contracts	11	11	—%
Total consolidated depreciation and amortization per Consolidated Statements of Cash Flows	277	292	-5%
Less: Amortization of equity method investments	(15)	(16)	-6%
Less: Amortization of initial payments for new contracts	(11)	(11)	—%
Total consolidated depreciation and amortization per Consolidated Statements of Operations	$251	$265	-5%

(See accompanying notes)

First Data Corporation
Notes to Financial Schedules
(Unaudited)

(a)
Includes amortization of initial payments for new contracts (presented in "Summary Segment Data"), which is recorded as a contra-revenue within "Transaction and processing service fees" and amortization related to equity method investments, which is netted within the "Equity earnings in affiliates" line of $15 million and $16 million for the three months ended March 31, 2015 and 2014, respectively.

(b)	Other income includes derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)
Segment revenues is adjusted to exclude reimbursable debit network fees, postage and other. Merchant Solutions segment revenues is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.

(d)	Represents an adjustment to exclude the official check and money order businesses from revenues and EBITDA due to the Company’s wind down of these businesses.

(e)	Reconciles "Adjusted revenues" to "Consolidated revenues" or "Adjusted EBITDA" to "Net loss attributable to First Data Corporation" as reported on the Consolidated Statements of Operations.

(f)
Net adjustment to reflect First Data Corporation's proportionate share of alliance revenues and EBITDA within the Merchant Solutions segment, equity earnings in affiliates included in International segment revenues, and amortization related to equity method investments not included in segment EBITDA.

(g)
Independent Sales Organization commissions are presented as contra-revenues for Merchant Solutions segment revenues reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)
Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Merchant Solutions segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to "Net loss attributable to First Data Corporation" as reported on the Consolidated Statements of Operations.

(i)
Includes restructuring, litigation and regulatory settlements, derivative gains and (losses), non-operating foreign currency gains and (losses), divestitures, and impairments as applicable to the periods presented and "Other income" as presented in the Consolidated Statements of Operations.

(j)
Costs of alliance conversions primarily represent costs directly associated with the strategy to have First Data Corporation operate the Bank of America N.A.'s (the Bank) legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance.

(k)	Represents KKR annual sponsorship fees for management, financial and other advisory services.

(l)	Debt issuance costs represent costs associated with issuing debt and modifying First Data Corporation's debt structure.

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA
	As of	As of
	March 31, 2015	December 31, 2014

Cash and cash equivalents	$340	$358
Current settlement assets	7,688	7,555
Total assets	34,138	34,269

Short-term and current portion of long-term borrowings	496	161
Settlement obligations	7,689	7,557
Long-term borrowings	20,641	20,711
Total liabilities	31,708	31,551

Redeemable noncontrolling interest	78	70

Total First Data Corporation stockholder's deficit	(723)	(452)
Noncontrolling interests	3,075	3,100
Total equity	2,352	2,648

SELECTED CONSOLIDATED CASH FLOW DATA
	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Source/(Use) of cash
Net cash used by operating activities	$(102)	$(44)

Net cash used in investing activities	(167)	(112)

Net cash provided by financing activities	253	146

Supplemental cash flow data

Cash interest payments on long-term debt (a)	$561	$603

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.

First Data Corporation
Financial Covenant Calculation
(Unaudited)
(in millions)

As of March 31, 2015, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,180 million, Consolidated EBITDA of $3,019 million, and a Ratio of 4.03 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended March 31, 2015
Net loss attributable to First Data Corporation	$(369)
Interest expense, net (1)	1,684
Income tax expense	48
Depreciation and amortization (2)	1,148
EBITDA (17)	2,511

Stock based compensation (3)	28
Restructuring, net (4)	48
Non-operating foreign currency (gains) and losses (5)	(97)
Investment (gains) and losses (6)	(100)
Derivative financial instruments (gains) and losses (7)	5
Cost of alliance conversions and other technology initiatives (8)	17
KKR related items (9)	21
Debt issuance costs (10)	1
Litigation and regulatory settlements (11)	22
Projected near-term cost savings and revenue enhancements (12)	56
Net income attributable to noncontrolling interests and redeemable noncontrolling interest (13)	206
Equity entities taxes, depreciation and amortization (14)	11
Loss on debt extinguishment (15)	260
Other (16)	30
Consolidated EBITDA (17)	$3,019

(1)	Includes interest expense and interest income.

(2)
Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within "Transaction and processing service fees" of $11 million and amortization related to equity method investments, which is netted within the "Equity earnings in affiliates" line of $15 million.

(3)	Stock based compensation recognized as expense.

(4)	Restructuring charges in connection with management's alignment of the business with strategic objectives and the departure of executive officers.

(5)	Represents net gains and losses related to currency translations on certain intercompany loans and euro-denominated debt.

(6)	Reflects investment gains and losses, principally $98 million gain on sale of minority interest, Electronic Funds Source.

(7)	Represents fair market value adjustments for cross-currency swaps and interest rate swaps that are not designated as accounting hedges.

(8)
Represents costs directly associated with the strategy to have First Data Corporation operate Bank of America N.A.'s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(9)	Represents KKR annual sponsorship fees for management, financial and other advisory services.

(10)	Debt issuance costs represent costs associated with issuing debt and modifying First Data Corporation's debt structure.

(11)	Represents settlements of litigation or regulatory matters.

(12)
Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 8, operations and technology initiatives, headcount reductions and other addressable spend reductions as of March 31, 2015. These cost savings and revenue enhancements do not include our expense optimization program discussed earlier in this release.

(13)	Net income attributable to noncontrolling interests and redeemable noncontrolling interest in restricted subsidiaries.

(14)	Represents First Data Corporation’s proportional share of income taxes, depreciation and amortization on equity method investments.

(15)	Loss incurred due to early extinguishment of debt.

(16)	Includes items such as impairments and other as applicable to the period presented.

(17)
EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles

First Data Corporation
Financial Covenant Calculation
(Unaudited)
(in millions)

("GAAP") and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of First Data Corporation's results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that First Data Corporation does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 12 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interest of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing First Data Corporation's senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing First Data Corporation's senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

First Data Corporation
Reconciliation of Non-GAAP Measures
(Unaudited)
(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt. Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company's results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenues represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA. Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules. Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Adjusted net income (loss) is intended to be an approximation of recurring cash earnings, which management uses to monitor the health of the company. Management believes that these non-GAAP measures provide insight into the Company's core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months Ended March 31,
	2015	2014	% Change
First Data Corporation
Adjusted Net income (loss)	$40	$(9)	NM
Adjustments to reconcile to Net loss attributable to First Data Corporation:
Stock based compensation	(7)	(29)	-76%
Amortization of acquisition intangibles	(153)	(169)	-9%
Mark-to-Market of Derivatives	(2)	3	NM
Mark-to-Market of Euro denominated Debt	68	1	NM
Restructurings, litigation, impairments, and other	(58)	2	NM
Net loss attributable to First Data Corporation	$(112)	$(201)	-44%

	Three Months Ended March 31,				Three Months Ended March 31,
	2015	2014	% Change		2015	2014	% Change
First Data Corporation				First Data Corporation
Consolidated adjusted revenue	$1,678	$1,641	2%	Consolidated adjusted EBITDA	$563	$614	-8%
Foreign exchange impact (1)	52	—		Foreign exchange impact (1)	11	—
Consolidated adjusted revenue on a constant currency basis	$1,730	$1,641	5%	Consolidated adjusted EBITDA on a constant currency basis	$574	$614	-6%

	Three Months Ended March 31,				Three Months Ended March 31,
	2015	2014	% Change		2015	2014	% Change
International				International
Segment revenue	$398	$421	-5%	Segment EBITDA	$97	$128	-24%
Foreign exchange impact (1)	52	—		Foreign exchange impact (1)	11	—
Segment revenue on a constant currency basis	$450	$421	7%	Segment EBITDA on a constant currency basis	$108	$128	-16%

	Three Months Ended March 31,				Three Months Ended March 31,
	2015	2014	% Change		2015	2014	% Change
International				International
Segment revenue - merchant acquiring	$203	$208	-2%	Segment revenue - card issuing	$195	$213	-8%
Foreign exchange impact (1)	27	—		Foreign exchange impact (1)	25	—
Segment revenue - merchant acquiring on a constant currency basis	$230	$208	11%	Segment revenue - card issuing on a constant currency basis	$220	$213	3%
(1) Foreign exchange impact represents the difference between actual 2015 revenue and EBITDA and 2015 revenue and EBITDA calculated using 2014 exchange rates.